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                                                                    EXHIBIT 23.3

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.
UNITED STATES OF AMERICA
20549

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 and related Prospectus of JDS Uniphase Corporation for the Registration of 156,083,400 shares of its common stock of our report dated July 5, 1999 with respect to the consolidated financial statements of JDS FITEL Inc., contained in JDS Uniphase's Report on Form 8-K/A dated November 4, 1999 for the year ended May 31, 1999, filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Ottawa, Ontario

May 30, 2000